AMENDED AND RESTATED
BY-LAWS
OF
NOVAVAX, INC.
(Amended April 22, 2024)
TABLE OF CONTENTS

ARTICLE 1 Stockholders	3
1.1. Place of Meetings.	3
1.2. Annual Meeting.	3
1.3. Special Meetings.	3
1.4. Notice of Meetings.	3
1.5. Voting List.	3
1.6. Quorum.	4
1.7. Adjournments.	4
1.8. Voting and Proxies.	4
1.9. Action at Meeting.	4
1.10. Nomination of Directors.	4
1.11. Notice of Business at Annual Meetings.	6
1.12. Action without Meeting.	6
1.13. Organization.	6
ARTICLE 2 Directors	7
2.1. General Powers.	7
2.2. Number; Election and Qualification.	7
2.3. Terms of Office.	7
2.4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.	7
2.5. Vacancies.	7
2.6. Resignation.	7
2.7. Regular Meetings.	7
2.8. Special Meetings.	8
2.9. Notice of Special Meetings.	8
2.10. Meetings by Telephone Conference Calls.	8
2.11. Quorum.	8
2.12. Action at Meeting.	8
2.13. Action by Consent.	8
2.14. Removal.	8
2.15. Committees.	8
2.16. Compensation of Directors.	8
ARTICLE 3 Officers	9
3.1. Enumeration.	9
3.2. Election.	9
3.3. Qualification.	9

3.4. Tenure.	9
3.5. Resignation and Removal.	9
3.6. Vacancies.	9
3.7. Chairman of the Board and Vice Chairman of the Board.	9
3.8. President.	9
3.9. Vice Presidents.	10
3.10. Secretary and Assistant Secretaries.	10
3.11. Treasurer and Assistant Treasurers.	10
3.12. Salaries.	10
ARTICLE 4 Capital Stock	10
4.1. Issuance of Stock.	10
4.2. Certificates of Stock.	10
4.3. Transfers.	11
4.4. Lost, Stolen or Destroyed Certificates.	11
4.5. Record Date.	11
ARTICLE 5 General Provisions	11
5.1. Fiscal Year.	11
5.2. Corporate Seal.	12
5.3. Waiver of Notice.	12
5.4. Voting of Securities.	12
5.5. Evidence of Authority.	12
5.6. Certificate of Incorporation.	12
5.7. Severability.	12
5.8. Pronouns.	12
ARTICLE 6 Amendments	12
6.1. By the Board of Directors.	12
6.2. By the Stockholders.	12
6.3. Certain Provisions.	12

AMENDED AND RESTATED BY-LAWS
OF
NOVAVAX, INC.
ARTICLE 1
Stockholders
1.1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of Novavax, Inc. (the “Corporation”). For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors or President may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.
1.2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting.
1.3. Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Corporation with respect to calling special meetings of stockholders of the Corporation, special meetings of stockholders may be called at any time only by the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors. Except as otherwise required by law, business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.
1.4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to notice of such meeting. The notices of all meetings shall state the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice to stockholders may be given in writing or by electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed to be given when directed to a stockholder by a form of electronic transmission to which such stockholder has consented. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder, or a waiver by electronic transmission by such stockholder, before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
1.5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at a place within the city where the meeting is to be held.
1.6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of one-third (33 1/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For any meeting of the holders of common stock, the holders of one-third (33 1/3%)of the shares of the common stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business.

1.7. Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by holders of a majority of the shares present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time, place, if any, and means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are provided in accordance with the General Corporation Law of the State of Delaware, unless after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
1.8. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
1.9. Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Except in a contested election, any election of directors by stockholders shall be determined by a majority of the votes cast in favor of the nominee by stockholders entitled to vote at the election. In a contested election, a director shall be elected by a plurality of the votes cast by stockholders entitled to vote at the election. A contested election shall be one in which there are more nominees than positions on the Board to be filled at the meeting as of the fifth (5th) day prior to the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission. Any subsequent amendment or supplement of the definitive proxy statement shall not affect the status of the election.
1.10. Nomination of Directors. Except as otherwise required by law, only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation may be made (a) at a meeting of stockholders by, or at the direction of, the Board of Directors, or (b) at any annual meeting of the stockholders or at any special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.10, entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 1.10. Such nominations, other than those made by or on behalf of the Board of Directors, and regardless of whether a stockholder conducts an independent solicitation of proxies, must be preceded by timely notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation. To be timely for purposes of this Section 1.10, a stockholder notice must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting of stockholders of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first; and (b) in the case of a special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, to be timely for purposes of this Section 1.10, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. For purposes of these by-laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 1.10. Such stockholder’s notice shall set forth (a) as to each proposed nominee for election or reelection as a director (i) the name, age, business address and residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by each such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Corporation’s securities, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice and each Stockholder Associated Person (as defined below) (i) the name and address, as they appear on the Corporation’s books, of such stockholder (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand; (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by such person; (iv) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Corporation’s securities; For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Corporation or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and such completed questionnaire shall be submitted promptly, and in any event within 10 days, after the Corporation provides the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section 1.10, and if the chairman should so determine, the chairman shall so declare to the meeting and, unless otherwise required by law, the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.
1.11. Notice of Business at Annual Meetings. At any annual meeting of the stockholders, except as otherwise required by law, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder of record at the time of giving of the notice provided for in this Section 1.11, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.11. In addition to any other applicable requirements, for business to be brought properly before an annual meeting of the stockholders by a stockholder pursuant to this Section 1.11, regardless of whether the stockholder intends to conduct an independent solicitation of proxies, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation; provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 1.11. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the stockholder and each Stockholder Associated Person, (d) any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (d) any material interest of the stockholder or any Stockholder Associated Person in such business. Notwithstanding anything in these By-Laws to the contrary, except as otherwise required by law, no business shall be conducted at any annual meeting of stockholders except (i) in accordance with the procedures set forth in this Section 1.11 or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 1.10 hereof.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not proposed in accordance with the procedures set forth in this Section 1.11 and, if the chairman should so determine, the chairman shall so declare to the meeting and, except as otherwise required by law, any such business shall not be transacted. In addition to the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11.
1.12. Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.
1.13. Organization. The Chairman of the Board, or in his absence the Vice Chairman of the Board designated by the Chairman of the Board, or the President, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.
ARTICLE 2
Directors
2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
2.2. Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.
2.3. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1998; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.
2.4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which such director is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.
2.5. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.
2.6. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
2.7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware as designated by the person(s) calling the meeting and be called by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.
2.9. Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone, or by any form of electronic transmission to which such director has consented, at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting, in each case or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
2.10. Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.11. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
2.12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.
2.13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the

Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.
2.14. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

2.15. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.
2.16. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporation in any other capacity and receiving compensation for such service.
ARTICLE 3
Officers
3.1. Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
3.2. Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.
3.3. Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.
3.5. Resignation and Removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.
Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
3.6. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7. Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, the Chairman shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, the Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.
3.8. President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders, and if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.
3.9. Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.10. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
3.11. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
3.12. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
ARTICLE 4
Capital Stock

4.1. Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
4.2. Certificates of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Any certificates representing shares of stock shall be in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by the stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by any two authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these By-laws, any agreement among shareholders or any agreement between shareholders and the Corporation.
4.3. Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares in each case, with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.
4.4. Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) upon written request to the transfer agent or registrar of the Corporation, a new certificate of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.
4.5. Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. If the Board of Directors fixes a record date for purposes of determining the stockholders entitled to notice of any meeting or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. In all other cases, the record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.
ARTICLE 5
General Provisions
5.1. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.
5.2. Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved by the Board of Directors.

5.3. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.
5.4. Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.
5.5. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
5.7. Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.
5.8. Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE 6
Amendments
6.1. By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
6.2. By the Stockholders. Except as otherwise provided in Section 6.3, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.
6.3. Certain Provisions. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with Section 1.3, Section 1.10, Section 1.11, Section 1.12, Section 1.13, Article 2 or Article 6 or these By-Laws.